UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 8, 2009
Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17017 (Commission File Number)	74-2487834 (IRS Employer Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 338-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
Dell is filing this Current Report on Form 8-K to revise 1) its historical operating segment information and 2) the presentation of its products and services revenue and related cost of net revenue classification, originally contained in the financial statements and elsewhere in its Annual Report on Form 10-K for the year ended January 30, 2009 (“Fiscal 2009 Form 10-K”), to correspond with its current presentations.
As previously disclosed, effective the first quarter of Fiscal 2010, Dell completed its reorganization of its geographic commercial segments [Americas Commercial; Europe, Middle East, and Africa (“EMEA”) Commercial; and Asia-Pacific Japan (“APJ”) Commercial], to global business units [Large Enterprise, Public, and Small and Medium Business (“SMB”)], reflecting the impact of globalization on Dell’s customer base. Dell’s current four global business segments are Large Enterprise, Public, Small and Medium Business, and our existing Consumer segment. As a result, Dell reported its new business segments in its Quarterly Report on Form 10-Q for the period ended May 1, 2009 (“First Quarter Fiscal 2010 Form 10-Q”). Large Enterprise includes sales of IT infrastructure and service solutions to large global and national corporate customers. Public is comprised of sales to educational institutions, governments, health care organizations, and law enforcement agencies, among others. SMB consists of sales of complete IT solutions to small and medium businesses. Consumer contains sales for individual consumers and retailers around the world. Reference to Commercial business refers to Large Enterprise, Public, and Small and Medium Business (“Commercial”).
Dell expects its enhanced services revenue to exceed 10% of total net revenue in Fiscal 2010. As a result, in its First Quarter Fiscal 2010 Form 10-Q, Dell separately disclosed in the Condensed Consolidated Statements of Income net revenue and cost of net revenue for services as required by the U.S. Securities Exchange Commission (“SEC”) Regulation S-X article 210.5-03 “Income Statements.” To maintain comparability among the periods, Dell has revised the Fiscal 2009, Fiscal 2008, and Fiscal 2007 presentation of the components of net revenue and cost of net revenue presented in the Consolidated Statements of Income from its Fiscal 2009 Form 10-K in order to disclose net revenue and cost of net revenue for services. In conjunction with separating enhanced services revenue and related cost, Dell elected to classify revenue and cost of net revenue related to standalone software sold with post contract customer support (“PCS”) in the same line item as enhanced services on Dell’s Consolidated Statements of Income. Services revenue and cost of services revenue captions on the Consolidated Statements of Income include Dell’s enhanced services and software from Dell’s software and peripherals product category.
Exhibit 99.1, attached hereto and incorporated by reference herein, contains Items from the Fiscal 2009 Form 10-K, updated to reflect revised operating segment and revenue and cost of revenue classification information. Dell’s First Quarter Fiscal 2010 Form 10-Q reflects Dell’s currently reportable operating segments and revenue and cost of revenue classification information.
The updates to the Fiscal 2009 Form 10-K information relate solely to the presentation of operating segment-specific information and net revenue and cost of net revenue classification information as described above and do not affect Dell’s previously reported consolidated financial condition, results of operations, or cash flows. The Fiscal 2009 Form 10-K has not been otherwise updated for events or developments that occurred subsequent to the filing of the Fiscal 2009 Form 10-K with the Securities and Exchange Commission. For material developments since the filing of the Fiscal 2009 Form 10-K, refer to Dell’s First Quarter Fiscal 2010 Form 10-Q.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 23.1 —	Consent of PricewaterhouseCoopers LLP.

Exhibit 99.1 —	Items from Annual Report on Form 10-K for the year ended January 30, 2009, updated to reflect revised operating segment information and revised revenue and cost of revenue information: “Part I — Item 1 — Business;” “Part II — Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations;” “Part II — Item 8 — Financial Statements and Supplementary Data.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: July 8, 2009	/s/ THOMAS W. SWEET
Thomas W. Sweet
Vice President, Corporate Finance and Chief Accounting Officer (On behalf of the registrant and as principal accounting officer)

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Items from Annual Report on Form 10-K for the year ended January 30, 2009, updated to reflect revised operating segment information and revised product and enhanced services revenue detailed information: “Part I — Item 1 — Business;” “Part II — Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations;” “Part II — Item 8 — Financial Statements and Supplementary Data.”

4